SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): April 8, 2005

RBS GLOBAL, INC.	REXNORD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Delaware	Delaware
(State of Incorporation or Organization)	(State of Incorporation or Organization)

333-102428	033-25967-01
(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue, Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(ZIP Code)

(414) 643-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01.  Entry into a Material Definitive Agreement.

On April 5, 2005, Rexnord Corporation, a Delaware corporation (“Rexnord”) announced that it has entered into a definitive agreement to purchase the Falk Corporation from Hamilton Sundstrand, a subsidiary of United Technologies Corporation for $295 million.  Closing of this transaction, which is expected to occur in the second quarter of 2005, is subject to satisfaction of certain customary closing conditions, including receipt of certain governmental approvals.

A copy of the press release announcing the execution of the definitive agreement is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Forward-Looking Statements

Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties.  These include economic and currency conditions, market demand, pricing and competitive and technological factors, among others, as set forth in the companies’ respective filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description
99.1	Press Release issued on April 5, 2005.

SIGNATURES

Pursuant to the requirements the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXNORD CORPORATION

BY:
/s/ Thomas J. Jansen
Thomas J. Jansen
Date: April 8, 2005		Chief Financial Officer

Pursuant to the requirements the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RBS GLOBAL, INC.

BY:
/s/ Thomas J. Jansen
Thomas J. Jansen
Date: April 8, 2005		Chief Financial Officer